UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2012

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-33218	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

601 Carlson Parkway, Minnetonka Minnesota 55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

On October 29, 2012, a severe storm (“Hurricane Sandy”) made landfall in the Mid-Atlantic and Northeastern regions of the United States. It is too early for OneBeacon Insurance Group, Ltd. (the “Company”) to reasonably estimate the loss it will incur in connection with Hurricane Sandy. The Company’s initial analysis, based on internally modeled exposure data, indicates that the loss will not reach the $25 million attachment point of its property catastrophe reinsurance program. The actual loss may differ materially from this initial indication. Even if the actual loss related to Hurricane Sandy does penetrate the reinsurance program, the Company expects that the net after tax loss would not be material to its financial condition, though it may be material to the Company’s quarterly earnings results. For more information about the company’s property catastrophe reinsurance program, see “Note 4. Reinsurance” in the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2012, which was filed on October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: November 1, 2012
	By:	/s/ PAUL H. MCDONOUGH
Paul H. McDonough Chief Financial Officer